EXHIBIT 10.1

AMENDMENT NO. 3

TO

STEMMING SERVICES AGREEMENT

This Amendment No. 3 (this “Amendment”), effective July 1, 2005, is by and between Philip Morris USA Inc. (formerly Philip Morris Incorporated), a Virginia corporation doing business as Philip Morris U.S.A. (“PM”), and Universal Leaf Tobacco Company, Incorporated (“Contractor”), a Virginia corporation.

RECITALS

WHEREAS, PM and Contractor have entered into a Stemming Services Agreement, dated May 11, 2001 (as amended, the “Agreement”); and

WHEREAS, PM and Contractor now wish to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration exchanged, PM and Contractor agree as follows:

1. All capitalized terms shall have meanings set forth herein or in the Agreement.

2. This Amendment shall be effective as of July 1, 2005.

3. Packaging Materials Services.

The parties agree that as an addition to the services performed by Contractor pursuant to the Stemming Services Agreement, as of the effective date of this Amendment Contractor will be responsible to procure, order, arrange delivery of, receive and temporarily store as necessary certain packaging materials in which Contractor will place processed PM tobacco for storage. Such packaging materials include CP48 corrugated cases, Kraft paper liners for CP48’s, corrugated liners for CP48 cases, Kraft paper circle liners for PM supplied Hogsheads, corrugated liners for PM supplied PM80 bulk boxes, and all strapping materials (collectively, the “Packaging Materials”). Contractor will use the Packaging Materials in the packing and loading of PM tobacco in accordance with Section 3.6 of the Stemming Services Agreement. Such Packaging Materials and the use thereof in the packing of PM tobacco shall comply with the Dealers Leaf Processing Manual (“DLPM”), which is incorporated by reference herein and made a part hereof. Contractor’s ordering and handling of Packaging Materials as described in this Paragraph 3 is hereinafter referred to as the “Packaging Materials Services”.

On or before July 1st of each Contract Year, PM shall supply to Contractor specifications and required vendors for the Packaging Materials so that Contractor may identify for the next Contract Year the quantities and types of Packaging Materials required in order to pack and load PM tobacco. On or before July 15th of each Contract Year, Contractor shall provide PM for its review and approval a packing plan for the procurement of such Packaging Materials (the “Packing Plan”), containing the types of Packaging Materials to be used in the packing of PM tobacco. In the event PM does not specify a vendor for an item of Packaging Material, Contractor shall select a vendor for such item subject to PM’s approval. Each Contract Year, Contractor shall submit purchase orders for and arrange for the delivery of Packaging Materials in accordance with the Packing Plan approved by PM for that Contract Year.

4. Packaging Materials Charge Schedules.

No later than July 15th of each Contract Year, Contractor shall supply a schedule of unit charges to PM for the costs of the Packaging Materials in a form similar to that attached hereto as Exhibit 1 (each, a “Packaging Materials Charge Schedule”). Contractor shall not be entitled to any compensation for the Packaging Materials Services. PM shall notify Contractor that PM accepts or rejects such unit charges by August 1st of such year. If PM rejects any such unit charges, Contractor shall not be required to purchase Packaging Materials from those vendors for which PM has rejected the charges, and Contractor shall either (a) purchase the relevant Packaging Materials from another vendor specified or approved by PM based on mutually agreeable unit charges or (b) discontinue the supply of such Packaging Materials hereunder. Each new charge schedule shall be made an amendment hereto. The Packaging Materials Charge Schedule applicable for the Contract Year beginning on July 1, 2005 is attached hereto as Exhibit 2.

Until such time as the new Packaging Materials Charge Schedule has been determined for any Contract Year, the Packaging Materials Charge Schedule applicable for the prior Contract Year shall continue to apply for payment purposes. Once the new Packaging Materials Charge Schedule is determined for a Contract Year in accordance with the above paragraph, the parties shall “true-up” amounts already paid for Packaging Materials Services performed in that Contract Year under the prior Packaging Materials Charge Schedule (if any). Any overpayments shall be credited to PM on Contractor’s next invoice. Any underpayments shall be shown by Contractor on its next invoice.

5. Invoices.

Each week, Contractor will invoice PM for all Packaging Materials ordered by Contractor that were actually used to pack PM tobacco during the previous week, and for the Packaging Materials Services performed during the previous week, at the rates set forth in the agreed upon Packaging Materials Charge Schedule for that Contract Year. Invoiced amounts will appear on invoices provided by Contractor to PM pursuant to the Stemming Services Agreement, and PM shall pay such invoiced amounts in accordance with the payments terms set forth in the Stemming Services Agreement.

6. Purchase of Packaging Materials by PM.

In the event (a) PM changes its specifications on any Packaging Materials for which Contractor has already issued a purchase order that cannot be cancelled, or otherwise has in inventory, which makes Contractor’s existing inventory unusable for the packing of PM tobacco and PM confirms that such existing inventory is unusable, (b) the Stemming Services Agreement is terminated by PM for its convenience pursuant to the provisions therein, (c) PM terminates the

Packaging Materials Services pursuant to the provisions of the Stemming Services Agreement, or (d) Contractor cancels the Stemming Services Agreement for PM’s default as provided therein, PM shall purchase from Contractor the remaining Packaging Material at the price set out in the then-current Packing Materials Charge Schedule, and PM shall arrange for the removal of such Packaging Materials from Contractor’s facilities at no cost to Contractor within 30 days from the notice of change, termination or cancellation, as applicable. PM shall make payment to Contractor for such Packaging Materials within 30 days of taking delivery thereof.

7. Changes in Specifications.

If, after a Packaging Materials Charge Schedule is adopted by the parties, PM desires to change the DLPM or any specifications for Packaging Materials to be provided or Packaging Materials Services to be performed by Contractor hereunder, PM shall notify Contractor of such action in writing. Within 30 days of receipt of PM’s written notice, Contractor shall notify PM in writing as to whether such requested change will result in an adjustment to the charges set forth in the applicable Packaging Materials Charge Schedule and, if so, what the new charges would be. Within 30 days of PM’s receipt of Contractor’s adjustment notice, PM shall notify Contractor whether PM accepts the adjustments set forth in Contractor’s notice. If PM accepts such adjustments, Contractor shall provide PM with a corresponding adjusted Packaging Materials Charge Schedule and such adjusted Charge Schedule shall become an amendment to this Agreement. In the event PM does not accept any particular adjusted unit charge proposed by Contractor, Contractor shall not be required to purchase the affected Packaging Materials from the relevant vendors for which PM has rejected the adjusted charges, and Contractor shall either (a) purchase the affected Packaging Materials from another vendor specified or approved by PM based on mutually agreeable adjusted unit charges or (b) discontinue the supply of such Packaging Materials hereunder.

In the event any Packaging Materials vendor increases the prices it charges Contractor for any item of Packaging Materials, Contractor shall immediately notify PM that the vendor has increased prices and will provide PM with a proposed adjusted Charge Schedule with respect to those Packaging Materials. If PM accepts Contractor’s proposed adjusted Charge Schedule, PM shall so notify Contractor in writing and the adjusted Charge Schedule shall become an amendment to this Agreement. If PM and Contractor fail to agree upon an adjusted Charge Schedule within 30 days of the vendor’s notice to Contractor of its pricing changes, Contractor shall not be required to purchase Packaging Materials from that vendor and Contractor shall either (a) purchase such Packaging Materials from another vendor specified or approved by PM based on mutually agreeable unit charges to be charged to PM hereunder or (b) discontinue the supply of such Packaging Materials hereunder.

8. Warranties.

(a) The warranties set forth in the Stemming Services Agreement shall apply with respect to the performance of the Packaging Materials Services.

(b) Contractor warrants that title to Packaging Materials shall be good and their transfer rightful, and the Packaging Materials delivered hereunder shall be free from all security interests, claims, demands, liens and other encumbrances. Contractor shall assign to PM all warranties that it receives from the vendors of Packaging Materials. CONTRACTOR DOES NOT PROVIDE ANY WARRANTIES WITH RESPECT TO THE PACKAGING MATERIALS, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

(c) If the Packaging Materials fail to conform to the above warranty of title, Contractor shall at its expense defend the title thereto and, if requested in writing by PM, promptly cause any security interest, claim, demand, lien or other encumbrance to be removed by discharging such encumbrance or posting a bond therefor. If Contractor fails to cause any such security interest, claim, demand, lien or other encumbrance to be removed by discharge or posting a bond within five business days after PM shall request such removal, then PM may cause the removal of such security interest, claim, demand, lien or other encumbrance by bonding, in which case Contractor shall be liable to PM for the expenses thereby incurred.

9. Except as hereby specifically amended, the Stemming Services Agreement is and shall remain in full force and effect as written.

10. All provisions of the Stemming Services Agreement shall apply to the Packaging Materials Services described herein, except as otherwise specifically noted herein or as such provisions may have been modified herein.

11. This Amendment may be executed in separate counterparts that, taken together, shall constitute and evidence the agreement of the parties.

12. The Agreement and this Amendment constitute the entire agreement of the parties regarding their subject matter and supersede all prior or contemporaneous agreements or understandings regarding such subject matter.

WITNESS the signatures of the authorized representatives of the parties:

PHILIP MORRIS USA INC.		UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED

By:	/s/ Jeanette Hubbard	By:	Ray M. Paul, Jr.
Name:	Jeanette Hubbard	Name:	Ray M. Paul, Jr.
Title:	Vice President Leaf	Title:	Senior Vice President

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